EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into and effective the 1st day of August, 2001 (the "Effective Date") by and between Klever Marketing, Inc., a Delaware Corporation (the "Company") and Corey A. Hamilton, (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and Employee desire to enter into an agreement to set forth certain of the terms and conditions of Employee's employment as the President and Chief Executive Officer of the Company;

         WHEREAS, the Company requires a substantial amount of funding in order to continue to survive and grow; and

         WHEREAS, it is the desire of the parties that Employee's benefits under this Agreement be greatly dependant upon the timely obtaining of this funding,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Employment; Duties: The Company shall employ Employee as the President and Chief Executive Officer of the Company to perform such duties generally associated with such office. In such capacity, Employee shall report to and be under the direction of the Board of Directors of the Company and its Executive Committee. The Company reserves the right to have Employee serve in only one of such offices or in any other capacity.

2. Term of Agreement: This Agreement shall be effective as of the Effective Date and Employee's services shall continue for a term of thirty six (36) months, subject to earlier termination in accordance with Section 5.

3. Duties and Restrictions: Employee shall perform, on behalf of the Company, all duties and services as directed by the Board of Directors and/or its Executive Committee. Employee shall devote his full time, effort, and attention during regular business hours to the business and affairs of the Company and shall perform his duties and services hereunder to the best of his ability. Employee may serve as a director, as a trustee or in a similar position with the Company or one or more other additional entities, provided that such service is consented to in advance by the Board. Any fees or other compensation received by Employee for service as a director, as a trustee or in a similar position with another entity shall be retained by Employee.

4. Compensation: In consideration of the services to be performed by Employee hereunder, the Company shall pay Employee and Employee agrees to accept the salary and other benefits described below in this Section 4, as may be modified by Section 10.

         4.1 Salary: Employee shall receive a base salary of $200,000 per year (the "Base Salary"), payable equally over each fiscal year of the Company at such times as the other employees of the Company are paid. The amount of Base Salary shall be adjusted each fiscal year of this Agreement for such fiscal year by such amount as is necessary so that the buying power of the adjusted amount equals the buying power of the initial Base Salary based upon the appropriate Consumer Price Index as prepared by the U. S. Department of Labor.

         4.2 Bonuses: Employee shall earn a cash bonus of $50,000, payable upon the timely receipt by the Company of the "Funding", as such term is defined in Section 10. Payment to be made within 30 days after the Company has received the Funding. Employee shall also be eligible to earn performances bonuses in the form of cash and other compensation based upon performance benchmarks. The Board or its Executive Committee, in its sole discretion, shall from time to time determine the amount of such bonuses and the applicable performance benchmarks.

         4.3 Executive Benefits: Employee shall be entitled to receive, as described more fully in the Executive Compensation and Benefits section of the Company's Human Resources Handbook, for both he and his dependents medical and dental insurance coverage with all benefits of care and hospitalization associated thereto, the full cost of which will be borne by the Company. Additionally, Employee shall be entitled to receive and designate the beneficiary of a "Term Life" life insurance plan in the face amount of $1,000,000, Disability insurance plan with a monthly benefit of $10,000 per month, (assuming coverage is available for cost for a male in good heath of Employee's age) the cost of which will also be borne by the Company, and any other retirement plans or other employee benefits plans which are generally available to employees of the Company. The Company shall be under no obligation to institute or continue the existence of any employee benefit plans described above and may from time to time amend, modify or terminate any of such employee benefit plans.

         4.4 Reimbursement of Expenses: Employee shall be authorized to incur and shall be reimbursed by the Company for reasonable business expenses, provided that such expenses are substantiated in accordance with Company policies and fall within the Company's general business expense limitations. The Company may from time to time require pre approval for such expenses.

         4.5 Stock Options: Employee is hereby granted qualified incentive stock options to acquire 300,000 shares of common stock, the options shall vest quarterly over thirty-six months. The options are subject to the Company's Stock Option Plan regarding incentive stock options and the Employee and Company shall enter into the Company's standard Adoption Agreement that will include the following. The vesting schedule for the options requires continuous employment with the Company until the following dates for the shares indicated unless earlier terminated as a result of failing to obtain Funding as provided in Section 10, below: 25,000 shares on October 1, 2001; 25,000 shares on January 1, 2002; 25,000 shares on April 1, 2002; 25,000 shares on July 1, 2002; 25,000 shares on
                  October 1, 2002; 25,000 on January 1, 2003; 25,000 on April 1,
                  2003;  25,000 on July,  1 2003;  25,000 on  October  1,  2003;
                  25,000 on January 1, 2004;  25,000 on April 1, 2004; 25,000 on
                  July, 1 2004. Strike price will be $1.00 per share (which is greater than the fair market value of the stock). All vested options will expire upon the earliest of three (3) years from vesting date or three months following termination of employment with the Company. All options currently held and vested by the Employee will expire on December 31, 2004. In the event the Company or substantially all of its assets is purchased or acquired outright or a controlling interest is purchased or acquired, all outstanding options vest immediately.

5.       Termination   and   Termination   Payments   and  Rights:   Subject  to
         modification by Section 10, below the following, the parties shall have the following termination rights:


         5.1 Employee has the right to terminate his employment by the Company upon not less than one (1) month prior written notice to the Company. In the event of such election, Employee's employment shall terminate effective upon the date set forth in such notice. In such event, the Company shall pay Employee all compensation (including Base Salary, as well as any bonus or other compensation that has been earned on or prior to the date of termination) due him to the date of termination.

         5.2 The Company has the right to terminate Employee's employment without Cause (as defined below) upon not less than one (1) month prior written notice to Employee. If the Company shall terminate the Employee's employment without Cause, the Company shall pay Employee all compensation (including Base Salary, as well as any bonus and other compensation that has been earned on or prior to the date of termination) and shall in addition unless Funding was not timely achieved as provided in Section 10, pay Employee the lesser of one (1) year's Base Salary or the Base Salary for the remainder of the term of this Agreement, which is in either event payable over the one (1) year following termination. Provided, however, if such termination without Cause occurs after more than 50% of the voting control of the Company has been acquired by a single entity, then instead of paying the above, the Company shall pay to Employee the less of two (2) year's Base Salary or the Base Salary for the remainder of the term of this Agreement, which is in either event payable over one (1) year following termination.

         5.3 The Company shall have the right to terminate Employee's employment with Cause upon written notice to Employee. In such even, the Company shall pay Employee all compensation (including Base Salary as well as any bonus and other compensation that has been earned on or prior to the date of termination) due him to the date of his termination.

6. Definitions: Cause" shall mean (A) willful and repeated failure to comply with a lawful written direction of the Board of Directors, Executive Committee, and/or Employee's supervisor, (B) gross negligence or willful misconduct in the performance of duties to the Company and/or its subsidiaries, (C) commission of any act of fraud with respect to the Company and/or it's subsidiaries, or (D) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company and/or its subsidiaries, in each case as determined in good faith by the Company's Board of Directors or the Executive Committee.

7. Vacation: Employee shall be entitled to the following vacation time: three weeks during the first fiscal year of this Agreement and four weeks during each of the second and third fiscal years of this Agreement

8. Indemnification: In the event Employee is made, or threatened to be made, a party to any legal action or preceding, whether civil or criminal, by reason of the fact that Employee is or was a director or officer of the Company or serves or served any other corporation fifty percent (50%) or more owned or controlled by the Company in any capacity at Company's request, Employee shall be indemnified by the Company, and the Company shall pay Employee's related expenses when and as incurred, all to the full extent permitted by law. If a situation arises that appears as though the Employee would be entitled to indemnification, the Employee will immediately inform the Company of the same and permit the Company to direct the all aspects of the legal defense to such situation and the Employee will cooperate fully with the Company in his defense.

9.       Non-competition  and  Confidentiality   Covenant:   During  the  period
         specified below, Employee hereby agrees that he/she shall not do any of the following:

         9.1 Compete: Carry on anywhere in the United States any business or activity (whether directly or indirectly, as a partner, shareholder, owner, principal, agent, director, affiliate, employee, advisor or consultant) which is competitive with the business conducted by the company at the time of termination of Employee's employment or which the Company, at or prior to such termination, has considered or contemplated conducting and the Employee is aware of this possibility. Ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision.

         9.2 Solicit Business: Solicit or influence or attempt to influence any client, customer, or other persons, either directly or indirectly, to direct such client's, customer's or other person's purchase of the Company's products and/or services away from the Company or to any person, firm, corporation, institution, or other entity other than the Company.

         9.3 Solicit Personnel: Solicit any employee of the Company for employment by anyone other than the Company. For purposes of this Section, the term "solicit" shall not include the following activities by Employee: (i) advertising for employment in any bulletin board (including electronic bulletin boards), newspaper, trade journal, or other publication available for general distribution to the public;
                  (ii) participation in any hiring fair or similar event open to the public not targeted at the Company's employees, (iii) use of recruiting or employee search firms that have been instructed by Employee not to target any such employee, and
                  (iv) negotiating with and/or offering employment to any such employee who initially contact Employee or one of its affiliates or who engages in discussions with Employee or one of its affiliates as a result of any of the activities included in clauses (i)-(iii). Employee may employ any such employee provided that neither it nor any of its affiliates has solicited such employee in contravention of this Section 9.3

         9.4 Confidentiality. The Employee agrees that in performing under the terms of this Agreement he will have access to confidential and proprietary information and records of the Company. The Employee agrees that he shall keep all such information and records confidential and shall not give or provide such information or records to any third party or use them in any way to compete or allow a third party to compete with the Company.

         9.5 Termination: The covenants set forth in this Section 9 shall be effective commencing as of the date hereof and shall continue for a period of two (2) years following termination of Employee's employment with the Company, except that the covenant of confidentiality shall continue indefinitely after the termination of this Agreement.

10. Funding: The success of the Company is conditioned upon its raising of at least $5,000,000 of debt or equity funding during the period commencing on the Effective Date of this Agreement and ending on January 31, 2002 (the "Funding"). In the event the Funding is raised, then the Funding Bonus described above shall be paid and the Base
         Salary, executive benefits, stock options and monetary termination benefits provided for above shall continued to be available to Employee. However, if the Funding is not timely achieved, then the Company cannot afford to provide Employee such benefits. Therefore, if the Funding is not timely achieved, this Agreement shall continue, however, then for the period after January 1, 2002 (1) the Base Salary shall be $150,000, (2) none of the executive benefits provided in
         Section 4.3 shall be made available to Employee, (3) all of Employee's non-vested stock options provided in Section 4.5 shall terminate and
         (4) Employee shall not receive the additional consideration provided for in Section 5.2, above for termination by the Company without Cause.

11. Successors: Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall receive the benefits of this Agreement and assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the rights of the parties hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

12. Notice: Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by facsimile or three days after the date when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the address recorded in Employee's personnel file. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

13.      Miscellaneous Provisions:

         13.1 Waiver: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an officer of the Company (other than Employee) authorized by the Board to sign such modification, waiver or discharge. No waiver by either party or any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         13.2 Entire Agreement: No agreements, representations or understanding (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereto.

         13.3 Choice of Law: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Utah applicable to contracts wholly made and performed in such state.

         13.4 Severability: If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such terms or provision shall be ineffective as to such jurisdiction to the extent as such invalidity or
                  unenforceability    without    invalidating    or    rendering
                  unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefore to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

         13.5 Employment Taxes: All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

         13.6 Assignment of Company: The Company may assign its rights under this Agreement. In the case of any such assignment, the term "Company" when used in a Section of this Agreement shall mean the corporation that actually employs Employee.

         13.7 Counterparts: This Agreement may be executed in counterparts, each of whom shall be deemed an original, but all of this together will constitute one and the same instrument.

14. Arbitration of Disputes: Any controversy, dispute or claim arising out of or relating to this Agreement, the breach thereof, or the employment relationship between the parties which cannot be resolved amicably by the parties shall be settled by arbitration in Salt Lake City, Utah, before a single arbitrator, in accordance with the rules of the American Arbitration Association. This arbitration shall be binding on the parties and the arbitration decision may be enforced in a court of competent jurisdiction in accordance with the laws of the State of Utah. The only exception to this provision is in Section 15 below, relating to injunction proceedings. Each party shall share equal in the arbitration costs incurred in arbitrating any said dispute, except that each party shall be responsible for the payment of their own attorney's fees and related expenses incurred in the course of the arbitration.

15. Injunctive Relief: Employee stipulates that the services to be performed by him/her under this Agreement are of special, unique, unusual, extraordinary, and intellectual character, that such services give this Agreement particular value and that the loss of such services cannot reasonably or adequately be compensated in damages. Accordingly, Employee agrees that any breach of this Agreement by Employee will entitle the Company to injunctive or other equitable relief to prevent such breach, either before an arbitrator as provided in Section 14 above, or before any court having jurisdiction over the parties.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written:

           Klever Marketing, Inc.                          Employee


         Richard J. Trout                                  Corey A. Hamilton
         Its: Chief Financial Officer/agent